UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2024

Date of Report (Date of earliest event reported)

Kairous Acquisition Corp. Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41155	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2, 10 Marina Boulevard, City Singapore 018983, Singapore	018983
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +662-255-6851340

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACLU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	KACL	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACLW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one ordinary share	KACLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its shareholders at the Annual Meeting of Shareholders on December 6, 2024 (the “Meeting”), Kairous Acquisition Corp. Limited (the “Company” or “Kairous”) entered into an amendment, dated December 16, 2024 (the “Trust Amendment”) to the investment management trust agreement, dated December 13, 2021, as amended, with Continental Stock Transfer & Trust Company. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination six (6) times for an additional one (1) month each time from December 16, 2024 to June 16, 2025 by depositing into the trust account $50,000 for each one-month extension. A copy of the Trust Amendment is attached hereto as Exhibit 10.1.

On December 16, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $50,000 (the “Note”) to Kairous Asia Limited, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note will be converted by the holder into ordinary shares of the Company at a price of $10.10 per share at the closing of a business combination. A copy of the Note is attached hereto as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure related to the Note contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the Meeting on December 6, 2024, the Company filed the fourth amended and restated memorandum and articles of association on December 16, 2024 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to six (6) times for an additional one (1) month each time from December 16, 2024 to June 16, 2025. A copy of the fourth amended and restated memorandum and articles of association is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 6, 2024, the Company held the Meeting. On November 12, 2024, the record date for the Meeting, there were 3,683,906 ordinary shares of Kairous entitled to be voted at the Meeting, 95.81% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Company shareholders at the Meeting are as follows:

1. Charter Amendment

Shareholders approved the proposal to amend the Company’s second amended and restated memorandum and articles of association, giving the Company the right to extend the date by which it has to complete a business combination a total of six (6) times for an additional one (1) month each time from December 16, 2024 (the “Current Termination Date”) to June 16, 2025. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,528,134	1,420	0

2. Trust Amendment

Shareholders approved the proposal to amend the Company’s investment management trust agreement, dated December 13, 2021, as amended, by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time it has to complete a business combination a total of six (6) times for an additional one (1) month each time from December 16, 2024 to June 16, 2025; by depositing into the trust account $50,000 for each one-month extension in the event the Company has not consummated a business combination by the extended termination date. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,528,134	1,420	0

Item 8.01. Other Events.

In connection with the shareholders vote at the Meeting, 518,968 ordinary shares were tendered for redemption.

The Company extended the business combination period to January 16, 2025, by depositing $50,000 to the trust account on December 16, 2024. The Company issued the release filed herewith on December 17, 2024. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Fourth Amended and restated memorandum and articles of association of Kairous Acquisition Corp. Limited, adopted by shareholders of the Company on December 6, 2024 and filed with the Cayman Islands Registry of Corporate Affairs on December 17, 2024
10.1	Amendment to the investment management trust agreement, dated as of December 16, 2024, with Continental Stock Transfer & Trust Company
10.2	Promissory Note dated December 16, 2024
99.1	Press Release dated December 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2024	Kairous Acquisition Corp. Limited

	By:	/s/ Athiwat Apichote
	Name:	Athiwat Apichote
	Title:	Chief Executive Officer